LONGWEI PETROLEUM INVESTMENT HOLDING CO., LTD

Term Sheet

Any financing shall be conditional upon satisfactory completion of documentation, due diligence and approval by the Investors.

Issuer:

Longwei Petroleum Investment Holding Co., Ltd., (the “Company”)

Investors:

Qualified Institutional Buyers/Accredited Investors (collectively, the “Investor”)

Securities

Offered:

Convertible Note (the “Note”) and one class of warrants (the “Warrant”) to Investor

Maturity:

One (1) year from the Closing.  At maturity the Company will redeem any outstanding Note in cash at par (this for purposes of this term sheet means the outstanding principal amount of the Note and unpaid interest

Gross Proceeds:

$2,100,000

Interest:

4% per annum

Note Conversion:

At the option of Investor, the Note may be converted into shares of Company’s common stock (the “Common”) immediately following the issuance of the Note at a conversion price equal to $0.70 per share (the “Conversion Price”) based on 75 million shares outstanding after the transaction is completed

Warrant:

The Warrant will be exercisable immediately after the effectiveness of Registration Statement for a period of three (3) years.  The coverage and exercise price for the Warrant is as follow:

Warrant

Coverage

Exercise Price

Class A

50%

$0.80

Cashless Exercise:

If the Warrants are not registered twelve (12) months after the Closing, the Warrant then may also be exercised at such time by means of a cashless exercise (the “Cashless Exercise”) in which the Investor shall be entitled to receive a certification for number of Warrant shares computed using the following formula:

X = [Y x (A – B)] ÷ A

X = the number of shares of common stock to be issued

A = the average fair market value of a share of common stock for ten (10) trading days immediately prior to (but not including) calculation

B = Exercising Price of the Warrant

Y = number of Warrant shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a Cashless Exercise

Anti-dilution:

For a period of twelve (12) months after the effectiveness of Registration Statement, the Investors shall be extended full-ratchet price protection (the “Full-Ratchet Price Protection”) on the Common and Warrant with carveouts of certain permitted issuances.

Common and Warrant will have standard proportional anti-dilution protection for stock splits, stock dividends, combinations, recapitalization, etc.

The Full-Ratchet Price Protection will not be triggered by certain permitted issuances, which shall carveout (i) Company’s proposed follow on financing capped at $ 20,000,000 with the higher placement price on its common shares and warrant exercising prices than this round of financing; (ii) shares or options to employees, consultants, etc, not to exceed 2% of Company’s total outstanding shares at the time of issuance; (iii) securities issued for acquisitions for a nonrelated party of which enterprise value is equal to or above $ 10,000,000 (base on a fairness opinion issued by a reputable third party appraisal institute); and (iv) securities issued to non-affiliated parties in connection with services rendered or to be rendered to the Company, not to exceed 1% of Company’s total outstanding shares at the time of issuance

Most Favored

Nation:

The Investor shall have a privileged right to participate in any subsequent debt or equity financing transactions until twelve (12) months after the effectiveness of Registration Statement

Registration

Rights:

100% of the shares, purchasable and exercisable upon conversion of the Note and exercise of the Warrant, shall have the piggy-back registration rights.

If there is no event of subsequent debt or equity financing transaction occurred for a period of six (6) months after the Closing (the “Blackout Date”), the Company shall file a registration statement on form S-1 (or any other applicable form exclusively for this offering) (the “Registration Statement”) immediately after the Blackout Date and have it declared effective within 60 days from Blackout Date to register 100% of the underlying common stocks for the Note and Warrant issued.  The extension on required effective day will be permitted (i) in the event of a full review of the Registration Statement by the SEC, the required effective date will be extended by an additional 30 days; (ii) in the event of comments or reviews related to Rule 415 by the SEC, the required effective date will be extended by an additional 30 days; (iii) in the case of the Registration Statement receive both full review and Rule 415 related comments by SEC, the required effective date will be extended by a total of an additional 60 days (i.e. 60 days + 30 days = 90 days in total when scenario (ii) occurs, and 60 days +60 days = 120 days in total when scenario (iii) occurs)

Make-Good

Provision:

Fiscal Year 2008 Performance Threshold: on a per share basis, audited Net Income exceeds $ 0.21 per share (equivalent to $ 15.6 million divided by 75 million shares outstanding) (the “2008 Milestone”).  The 2008 Milestone is calculated by using 75 million shares which should be constant and fixed to evaluate Company’s performance for 2008 Millstone.

If the Company does not achieve at least 50% of 2008 Milestone, the Investor shall receive an aggregate number of shares equals to 100% of the shares of Common issued to the Investor (the “Milestone Shares”) (pro rata based on the number of shares of Common purchased in this offering and still beneficially owned by such Investor at such date)

If the Company achieves between 50% - 90% of the 2008 Milestone, the Investor shall receive a number of Milestone Shares equal to 1.5 times the percentage by which such milestone was not achieved (pro rata based on the number of shares of Common purchased in this offering and still beneficially owned by such investor at such date) (i.e. if the Company achieves 80% of the 2008 milestone, the Investor shall be delivered 30% of the total Milestone Shares

No Shorting:

Investor and or their affiliates or assignees shall not “short” or enter into any similar transactions regarding the common stock of the Company either directly or indirectly for twelve (12) months after the Closing

Call Option:

The Note is not redeemable.  The Company shall not have the right to call the Note at any time after the Closing until the Maturity

Expenses:

Company shall pay Investor’s reasonable legal fee up to $30,000 of which $6,000 shall be paid directly to the law firm assigned by the

Investor prior to the start of legal documentation and balance upon Closing

Accepted and agreed this _______ day of the October, 2007

Longwei Petroleum Investment Holding Co., Ltd.

Agreed: ____________________  Date: _____________________

Name: _____________________  Title: ______________________

_______________________________

Name of Investor

Agreed: ____________________  Date: _____________________

Name: _____________________  Title: _____________________